                                                                    Exhibit 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 10, 2000 (except with respect to the reincorporation discussed in the first paragraph of Note 13 to the financial statements, as to which the date is March 6, 2000) included in the Caldera Systems, Inc. prospectus dated March 20, 2000 filed pursuant to Rule 424(b)(4) and to all references to our Firm included in or made part of this registration statement.



Arthur Andersen LLP

/s/ Arthur Andersen LLP

Salt Lake City, Utah
August 14, 2000



                                       9